Exhibit 10-22

COUNTY OF ONONDAGA                                             MODIFICATION TO
                                                            LEASEHOLD MORTGAGE
                                                                      NEW YORK
This instrument was prepared
by and when recorded please
return to:

     Michael L. Flynn, Esq.
     Kennedy Covington Lobdell & Hickman, L.L.P.
     Suite 4200
     100 North Tryon Street
     Charlotte, NC  28202-4006



     This MODIFICATION TO LEASEHOLD MORTGAGE (this "Modification") is made and entered into as of this 14th day of January, 1997, between ACC Corp, a Delaware corporation ("Mortgagor"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as Administrative Agent ("Mortgagee"), for the financial institutions (the "Lenders") as are, or may from time to time become, parties to the Amended and Restated Credit Agreement (as defined below).

                             STATEMENT OF PURPOSE

     The Mortgagor executed and delivered to the Mortgagee a Leasehold Mortgage dated as of July 21, 1995 and recorded in Deed Book 8181, Page 0138, in the Onondaga County, New York registry (as amended, restated or otherwise modified, the "Leasehold Mortgage").

     The Mortgagor and certain affiliates thereof, as borrowers, the lenders party thereto (the "Original Lenders"), and First Union as administrative agent, entered into a Credit Agreement dated as of July 21, 1995 (as amended, the "Original Credit Agreement") for the principal sum of up to Thirty-Five Million Dollars ($35,000,000), as evidenced by certain promissory notes dated such date executed by the Mortgagor and such affiliates in favor of the Original Lenders, and such other documents as may have been executed or given by Mortgagor and such affiliates in connection with the transactions contemplated by such Original Credit Agreement. The Mortgagor and certain Affiliates thereof, as Borrowers, the Lenders, and First Union, as Administrative Agent, have modified such Credit Agreement by executing an Amended and Restated Credit Agreement of even date (as further amended, restated or otherwise modified, the "Amended and Restated Credit Agreement"), providing for Extensions of Credit of up to One Hundred Million Dollars ($100,000,000) and the other modifications set forth therein.

     The Mortgagor, such Affiliates thereof, the Mortgagee and the Lenders desire by this instrument to modify the Leasehold Mortgage to reflect that the Original Credit Agreement has been amended and restated in its entirety by such Amended and Restated Credit Agreement. In furtherance thereof, the Mortgagor and the Mortgagee have agreed to the following amendment of the Leasehold Mortgage:

                            MODIFICATION AGREEMENT

     1.   Modification.

          (a) Each reference in the Leasehold Mortgage to the "Credit Agreement" shall hereby be deemed to be a reference to the Amended and Restated Credit Agreement.

          (b) The phrase "Thirty-Five Million Dollars ($35,000,000)" appearing in the second paragraph on the first page of the Leasehold Mortgage is hereby deleted and is replaced by the phrase "One Hundred Million Dollars ($100,000,000)".

          (c) The phrase "Section 13.1" appearing in paragraph [11] of the Leasehold Mortgage is hereby deleted and is replaced by the phrase "Section 14.1".

     2. Reaffirmation of Terms of Leasehold Mortgage. The Mortgagor hereby ratifies and reaffirms to the Mortgagee that (i) each of the representations, warranties, covenants, and agreements set forth in the Leasehold Mortgage shall apply to the Mortgagor with the same force and effect as if each were separately stated herein and made as of the date of this Modification by the Mortgagor, (ii) each of the Leasehold Mortgage and every other document and instrument which evidences or secures payment of the Amended and Restated Credit Agreement, represents the valid, enforceable and collectible obligations of the Mortgagor and the Mortgagor specifically acknowledges that validity and enforceability of all the terms and provisions contained in such document or instrument and (iii) no Default or Event of Default has occurred and is continuing.

     2. No Other Modifications. Except as expressly modified herein, all provisions, terms and conditions contained in the Leasehold Mortgage shall remain in full force and effect as originally executed and delivered.

     3. No Novation. The execution and delivery of this Modification shall not constitute a modification or novation of the lien and encumbrance of the Leasehold Mortgage, which lien and encumbrance shall retain its first priority position as originally filed for record in Onondaga County.

     4. Binding Nature. This Modification shall be binding upon and shall inure to the benefit of the Mortgagor, the Mortgagee, and their respective heirs, legal representatives, successors and assigns.

     5. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Amended and Restated Credit Agreement.

     6. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, have caused this Modification to be executed under seal, delivered, and effective as of the day and year first written above.

                                 MORTGAGOR:

                                 ACC CORP.

                                 By:   /s/  John J. Zimmer


[CORPORATE SEAL]                 Name:     John J. Zimmer
                                 Title:    Vice President

ATTEST: /s/ Daniel J. Venuti
Name:   Daniel J. Venuti
Title: Assistant Secretary


                                 MORTGAGEE:

                                 FIRST UNION NATIONAL BANK OF NORTH
                                 CAROLINA, as Administrative Agent

                                 By: /s/  Jim Redman
                                 Name:  Jim Redman
                                 Title:Senior Vice President



[CORPORATE SEAL]

STATE OF NORTH CAROLINA)
COUNTY OF MECKLENBURG  )


   I, BETTY G. SMITH, a Notary Public of the county and state aforesaid, certify that DANIEL J. VENUTI personally came before me this day and acknowledged that he is Assistant Secretary of ACC Corp., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Vice President, sealed with its corporate seal and attested by himself as its Assistant Secretary.

   WITNESS my hand and official stamp, this 14th day of January, 1997.


                                    /s/  Betty G. Smith
                                            NOTARY PUBLIC

My commission expires:
August 5, 1997

STATE OF NORTH CAROLINA)
COUNTY OF MECKLENBURG  )

        This 14th day of January, 1997, personally came before me JIM F. REDMAN, who, being by me duly sworn, says that he is Senior Vice President of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, that the seal affixed to the foregoing instrument in writing is the corporate seal of said Corporation, and that said writing was signed and sealed by him, in behalf of said Corporation, by its authority duly given.
And the said Senior Vice President acknowledged the said writing to be the act and deed of said Corporation.


                                         /s/ Betty G. Smith
                                            NOTARY PUBLIC


[NOTARIAL SEAL]


My Commission Expires:


  August 5, 1997